Exhibit 99.1

Surface Oncology Announces First Patient Dosed in Clinical Trial of Immuno-Oncology Antibody SRF388

CAMBRIDGE, Mass., -- Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced that it has initiated a Phase 1 clinical trial of its first-in-class antibody SRF388, which targets the immunosuppressive cytokine IL-27.

“IL-27 is an immunosuppressive cytokine that is associated with poor outcomes in certain tumor types. Our first-in-class anti-IL-27 antibody SRF388 strongly inhibits the action of IL-27, a mechanism designed to stimulate the immune system to mount a robust attack against the tumor,” said Robert Ross, M.D., chief medical officer of Surface Oncology. “The development of SRF388 is informed by a compelling translational hypothesis which led us to prioritize early assessment in hepatocellular and renal cell carcinoma, both of which are characterized by high levels of circulating EBI3, a subunit of IL-27.”

The Phase 1 dose escalation study will enroll patients with advanced solid tumors. Once a recommended Phase 2 dose is reached, the study is designed to expand into cohorts consisting of patients with late-stage renal cell carcinoma and hepatocellular carcinoma. Surface expects to provide an initial clinical update from the dose escalation portion of the study by the end of 2020.

About SRF388

SRF388 is a fully human anti-IL-27 antibody designed to inhibit the activity of this immunosuppressive cytokine. Surface Oncology has identified particular tumor types, including hepatocellular and renal cell carcinoma, where IL-27 appears to play an important role in the immunosuppressive tumor microenvironment and may contribute to resistance to treatment with checkpoint inhibitors. Furthermore, Surface Oncology has identified a potential biomarker associated with IL-27 that may be useful in helping identify patients most likely to respond to SRF388.

About Surface Oncology

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930); and two preclinical programs, each focused primarily on activating natural killer cells or depleting regulatory T cells. Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would,” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF813 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF813, will not be successfully developed or commercialized, and the risks related to Surface Oncology’s dependence on third parties in connection with its manufacturing, clinical trials and preclinical studies. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019, which is available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Investors

Matt Lane

matt@gilmartinir.com

617-901-7698

Media
Tom Donovan

tom@tenbridgecommunications.com

857-559-3397